FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	Investor Relations
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone : 617-301-7100	857-753-6562
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX ANNOUNCES POSITIVE RESULTS FOR ALIGNED-RELEASE SYNAVIVE

-- Once-Daily Formulation Achieves Goal of Aligned Release and Greater Tolerability –

CAMBRIDGE, Mass. - June 3, 2009 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced positive results from a Phase 1 clinical study evaluating the relative bioavailability of an oral once-daily aligned-release (AR) formulation of SynaviveTM (CRx-102). The pharmacokinetic profiles observed in this study suggest that a once-daily Synavive AR formulation may provide similar exposure and improved tolerability in comparison to the twice-daily (BID) formulation of Synavive used in Phase 2 studies to-date. Synavive was well-tolerated and there were no study drug-related serious adverse events reported. The most commonly reported adverse event was headache, a known side-effect of dipyridamole. The headache rate of 30% for the once-daily Synavive AR formulation was less than the approximately 50% headache rate previously reported with Synavive BID in Phase 2 clinical trials.

“By aligning the release profiles of prednisolone and dipyridamole in an oral, once-daily formulation, we have successfully achieved our goal of maintaining the synergistic activity of the combination to potentially retain efficacy and improve tolerability,” commented Alexis Borisy, President and CEO of CombinatoRx. “Having achieved this goal, Synavive with its demonstrated activity in Phase 2 osteoarthritis and rheumatoid arthritis clinical trials, could be an exciting product opportunity going forward.”

About the Trial Design

This open-label, randomized, four-treatment, four-period, single-dose crossover comparative oral bioavailability study of Synavive AR was conducted in 24 healthy volunteers over a period of 4 weeks.

About Synavive (CRx-102)

Synavive is a novel dissociated glucocorticoid product candidate designed to enhance the anti-inflammatory benefits of glucocorticoids, without associated side effects. Synavive contains the cardiovascular agent, dipyridamole, and a very low dose of the glucocorticoid, prednisolone. Synavive is under development as a uniquely-engineered once-daily aligned-release co-formulation. Synavive is thought to act through a novel multi-target mechanism of action in which dipyridamole synergistically and selectively amplifies prednisolone's anti-inflammatory and immunomodulatory activities by inhibiting key cell mediators of inflammation. In prior proof-of-concept clinical trials, Synavive demonstrated a powerful anti-inflammatory effect and rapid onset of action in patients with osteoarthritis and rheumatoid arthritis and was generally well-tolerated. Synavive is in Phase 2 clinical development for the treatment of immuno-inflammatory conditions.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its product candidate Synavive and its clinical potential, its drug discovery technology, and business plans. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company's ability to initiate and successfully complete clinical trials of Synavive, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of Synavive and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2009 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com